                                                             EXHIBIT (h)(21)(d)

                              AMENDMENT NO. 2 TO
                           AGREEMENT WITH RESPECT TO
                           TRADEMARKS AND FUND NAMES

   The Agreement with Respect To Trademarks and Fund Names (the "Agreement"), between A I M Management Group Inc., an affiliate of AIM Variable Insurance Funds, A I M Distributors, Inc., The United States Life Insurance Company in the City of New York and American General Equity Services Corporation (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

   WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective:_____________________ , 2004

                                         A I M MANAGEMENT GROUP INC.

Attest:                                  By:
         ------------------------------          ------------------------------

Name:                                    Name:

Title:                                   Title:

                                         AIM VARIABLE INSURANCE FUNDS

Attest:                                  By:
         ------------------------------          ------------------------------

Name:                                    Name:

Title:                                   Title:

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                                         A I M DISTRIBUTORS, INC.

Attest:                                  By:
         ------------------------------          ------------------------------

Name:                                    Name:
         ------------------------------

Title:                                   Title:

                                         THE UNITED STATES LIFE INSURANCE
                                         COMPANY IN THE CITY OF NEW YORK

[CORPORATE SEAL]

Attest:                                  By:
         ------------------------------          ------------------------------

Name:                                    Name:
         ------------------------------          ------------------------------

Title:                                   Title:
         ------------------------------          ------------------------------

                                         AMERICAN GENERAL EQUITY SERVICES
                                         CORPORATION

[CORPORATE SEAL]

Attest:                                  By:
         ------------------------------          ------------------------------

Name:                                    Name:
         ------------------------------          ------------------------------

Title:                                   Title:
         ------------------------------          ------------------------------

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                                  SCHEDULE A

           Logo Colors
   [LOGO]
           One Color - both the box and the word Investments print black [LOGO] with a white Chevron and White AIM inside the box.

           Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356
           Green with Chevron and AIM white and with the word
           Investments printing Black.

           Four Color Process - the box prints Cyan 100% Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.